Exhibit 6
                                  June 26, 2003


Andrew H. Connor, Esq.
Schwartz, Cooper, Greenberger & Krauss, Chartered
180 North LaSalle Street
27th Floor
Chicago, Illinois 60601

Re: Purchase and Sale Agreement (the "Duke Sale Agreement") dated June 27, 2003 between and among Duke Capital Partners, LLC ("Duke") and Cinergy Ventures II, LLC, a Delaware limited liability company ("Cinergy"), SF Capital Partners, a British Virgin Islands company ("SFCP"), Richard P. Kiphart ("Kiphart") and David R. Asplund ("Asplund");

     Purchase and Sale Agreement (the "EPPF Sale Agreement") dated June 27, 2003 between and among EP Power Finance, L.L.C. ("EPPF") and Cinergy , SFCP, Kiphart and John Thomas Hurvis Trust ("Hurvis Trust"); and

     Securities Purchase Agreement (the "ECC Sale Agreement") dated as of June 27, 2003 by and among Electric City Corp., a Delaware corporation ("ECC"), Cinergy , SFCP, Kiphart, Hurvis Trust and Asplund.

Mr. Connor:

Reference is made to the foregoing Duke Sale Agreement, EPPF Sale Agreement and ECC Sale Agreement (collectively, the "Sale Agreements"). The undersigned, severally and not jointly, hereby agree with you as follows:

1. Schwartz, Cooper, Greenberger & Krauss, Chartered shall act as escrow agent (the "Escrow Agent") for each of the undersigned in respect of delivery of the following specified items for purposes of closing under the Sale Agreements to which the undersigned are respectively parties:

         a. Deliveries by Duke (the "Duke Deliveries"):

                  i. the Duke Sale Agreement, together with six manually executed undated signature pages of Duke to the Duke Sale Agreement;

                  ii. common stock certificates evidencing ownership of 80,217 shares of ECC common stock, par value $0.0001 per share;

                  iii. preferred stock certificates evidencing ownership of 471,737 shares of Series A Convertible Preferred Stock of ECC, par value $0.01 per share;

                  iv. warrant certificates evidencing ownership of warrants to purchase 750,000 shares of ECC common stock;

                  v. one manually executed undated Assignment assigning and transferring to Cinergy Ventures II, LLC the following: (A) 188,695 shares of Series A Convertible Preferred Stock of ECC, par value $0.01 per share,
                           (B) 32,087 shares of common stock of ECC, par value $0.0001 per share, and (C) 300,000 warrants to purchase shares of common stock of ECC;

                  vi. one manually executed undated Assignment assigning and transferring to Kiphart the following: (A) 165,108 shares of Series A Convertible Preferred Stock of ECC, par value $0.01 per share, (B) 28,076 shares of common stock of ECC, par value $0.0001 per share, and (C) 262,500 warrants to purchase shares of common stock of ECC;

                  vii. one manually executed undated Assignment assigning and transferring to SFCP the following: (A) 94,348 shares of Series A Convertible Preferred Stock of ECC, par value $0.01 per share, (B) 16,044 shares of common stock of ECC, par value $0.0001 per share, and
                           (C) 150,000 warrants to purchase shares of common stock of ECC;

                  viii. one manually executed undated Assignment assigning and transferring to Asplund the following: (A) 23,586 shares of Series A Convertible Preferred Stock of ECC, par value $0.01 per share, (B) 4,010 shares of common stock of ECC, par value $0.0001 per share, and
                           (C) 37,500 warrants to purchase shares of common stock of ECC;

                  ix. the Joinder to Investor Rights Agreement referred to in the ECC Sale Agreement, together with ten manually executed undated original signature pages of Duke thereto; and

                  x. this escrow letter agreement, together with nine manually executed undated original signature pages of Duke hereto.

         b. Deliveries by EPPF (the "EPPF Deliveries"):

                  i. the EPPF Sale Agreement, together with six manually executed undated signature pages of EPPF to the EPPF Sale Agreement;

                  ii. common stock certificates evidencing ownership of 80,217 shares of ECC common stock, par value $0.0001 per share;

                  iii. preferred stock certificates evidencing ownership of 471,737 shares of Series A Convertible Preferred Stock of ECC, par value $0.01 per share;

                  iv. warrant certificates evidencing ownership of warrants to purchase 750,000 shares of ECC common stock;

                  v. one manually executed undated Assignment assigning and transferring to Cinergy Ventures II, LLC the following: (A) 188,695 shares of Series A Convertible Preferred Stock of ECC, par value $0.01 per share,
                           (B) 32,087 shares of common stock of ECC, par value $0.0001 per share, and (C) 300,000 warrants to purchase shares of common stock of ECC;

                  vi. one manually executed undated Assignment assigning and transferring to Kiphart the following: (A) 165,108 shares of Series A Convertible Preferred Stock of ECC, par value $0.01 per share, (B) 28,076 shares of common stock of ECC, par value $0.0001 per share, and (C) 262,500 warrants to purchase shares of common stock of ECC;

                  vii. one manually executed undated Assignment assigning and transferring to SFCP the following: (A) 94,348 shares of Series A Convertible Preferred Stock of ECC, par value $0.01 per share, (B) 16,044 shares of common stock of ECC, par value $0.0001 per share, and
                           (C) 150,000 warrants to purchase shares of common stock of ECC;

                  viii. one manually executed undated Assignment assigning and transferring to Hurvis Trust the following: (A) 23,586 shares of Series A Convertible Preferred Stock of ECC, par value $0.01 per share, (B) 4,010 shares of common stock of ECC, par value $0.0001 per share, and (C) 37,500 warrants to purchase shares of common stock of ECC;

                  ix. the Joinder to Investor Rights Agreement referred to in the ECC Sale Agreement, together with ten manually executed undated original signature pages of EPPF thereto; and

                  x. this escrow letter agreement, together with nine manually executed undated original signature pages of EPPF hereto.

         c. Deliveries by ECC (the "ECC Deliveries"):

                  i. the ECC Sale Agreement, together with six manually executed undated signature pages of ECC to the ECC Sale Agreement;

                  ii. letter of direction to LaSalle Bank N.A., transfer agent for ECC's common stock, directing that LaSalle issue new common stock certificates as follows:

                           A. certificate for 9,025 shares to Cinergy;

                           B. certificate for 7,897 shares to Kiphart;

                           C. certificate for 4,512 shares to SFCP;

                           D. certificate for 564 shares to Hurvis Trust; and

                           E. certificate for 564 shares to Asplund.

                  iii. preferred stock certificates, executed by ECC, for shares of ECC's Series D Convertible Preferred Stock, par value $0.01 per share, as follows:

                           A. 60,000 shares to Cinergy;

                           B. 52,500 shares to Kiphart;

                           C. 30,000 shares to SFCP;

                           D. 3,750 shares to Hurvis Trust; and

                           E. 3,750 shares to Asplund;

                  iv. preferred stock certificates, executed by ECC, for shares of ECC's Series A Convertible Preferred Stock, par value $0.01 per share, as follows:

                           A. 377,390 shares to Cinergy;

                           B. 330,216 shares to Kiphart;

                           C. 188,696 shares to SFCP;

                           D. 23,586 shares to Hurvis Trust; and

                           E. 23,586 shares to Asplund.

                  v. preferred stock warrant certificates, executed by ECC, evidencing the right to purchase from ECC shares of Series D Convertible Preferred Stock of ECC, for a purchase price of $10 per share (subject to adjustment), as follows:

                           A. 15,000 warrants to Cinergy;

                           B. 13,125 warrants to Kiphart;

                           C. 7,500 warrants to SFCP;

                           D. 938 warrants to Hurvis Trust; and

                           E. 937 warrants to Asplund.

                  vi. common stock warrant certificates, executed by ECC, evidencing the right to purchase from ECC shares of common stock of ECC, par value $0.0001 per share, for a purchase price of $1 per share (subject to adjustment), as follows;

                           A. 684,375 warrants to Cinergy, consisting of 600,000 warrants having an expiry date of September 7, 2008 and 84,375 warrants having an expiry date of June 27, 2007;

                           B. 598,829 warrants to Kiphart consisting of 525,000 warrants having an expiry date of September 7, 2008 and 73,829 warrants having an expiry date of June 27, 2007;

                           C. 342,188 warrants to SFCP consisting of 300,000 warrants having an expiry date of September 7, 2008 and 42,188 warrants having an expiry date of June 27, 2007;

                           D. 42,773 warrants to Hurvis Trust consisting of 37,500 warrants having an expiry date of September 7, 2008 and 5,273 warrants having an expiry date of June 27, 2007; and

                           E. 42,773 warrants to Asplund consisting of 37,500 warrants having an expiry date of September 7, 2008 and 5,273 warrants having an expiry date of June 27, 2007;

                  vii. the Stock Trading Agreement referred to in the ECC Sale Agreement, together with six manually executed undated original signature pages of ECC thereto;
                  viii. the Joinder to Investor Rights Agreement referred to in the ECC Sale Agreement, together with ten manually executed undated original signature pages of ECC thereto;

                  ix. at least one manually executed undated original signature page to the Joinder to Investor Rights Agreement referred to in the ECC Sale Agreement from each of Newcourt Capital USA Inc., Newcourt Capital Securities, Inc., Morgan Stanley Dean Witter Equity Funding, Inc., Originators Investment Plan, L.P., Leaf Mountain Company, LLC, and Kiphart; and

                  x. this escrow letter agreement, together with nine manually executed undated original signature pages of ECC hereto.

         d. Deliveries by Cinergy (the "Cinergy Deliveries"):

                  i. the Duke Sale Agreement, together with six manually executed undated signature pages of Cinergy to the Duke Sale Agreement;

                  ii. the EPPF Sale Agreement, together with six manually executed undated signature pages of Cinergy to the EPPF Sale Agreement;

                  iii. the ECC Sale Agreement, together with six manually executed undated signature pages of Cinergy to the ECC Sale Agreement;

                  iv. the Stock Trading Agreement referred to in the ECC Sale Agreement, together with six manually executed undated original signature pages of Cinergy thereto;

                  v. the Joinder to Investor Rights Agreement referred to in the ECC Sale Agreement, together with ten manually executed undated original signature pages of Cinergy thereto;

                  vii. payment by wire transfer to the Disbursement Account (as hereinafter defined) of the sum of $2,000,000; and

                  viii this escrow letter agreement, together with nine manually executed undated original signature pages of Cinergy hereto.

         e. Deliveries by Kiphart (the "Kiphart Deliveries"):

                  i. the Duke Sale Agreement, together with six manually executed undated signature pages of Kiphart to the Duke Sale Agreement;

                  ii. the EPPF Sale Agreement, together with six manually executed undated signature pages of Kiphart to the EPPF Sale Agreement;

                  iii. the ECC Sale Agreement, together with six manually executed undated signature pages of Kiphart to the ECC Sale Agreement;

                  iv. the Stock Trading Agreement referred to in the ECC Sale Agreement, together with six manually executed undated original signature pages of Kiphart thereto;

                  v. the Joinder to Investor Rights Agreement referred to in the ECC Sale Agreement, together with ten manually executed undated original signature pages of Kiphart thereto;

                  vi.      payment by wire transfer to the Disbursement Account
                          (as hereinafter defined) of the sum of $1,750,000; and

                  vii this escrow letter agreement, together with nine manually executed undated original signature pages of Kiphart hereto.

         f. Deliveries by SFCP (the "SFCP Deliveries"):

                  i. the Duke Sale Agreement, together with six manually executed undated signature pages of SFCP to the Duke Sale Agreement;

                  ii. the EPPF Sale Agreement, together with six manually executed undated signature pages of SFCP to the EPPF Sale Agreement;

                  iii. the ECC Sale Agreement, together with six manually executed undated signature pages of SFCP to the ECC Sale Agreement;

                  iv. the Stock Trading Agreement referred to in the ECC Sale Agreement, together with six manually executed undated original signature pages of SFCP thereto;

                  vii. the Joinder to Investor Rights Agreement referred to in the ECC Sale Agreement, together with ten manually executed undated original signature pages of SFCP thereto;

                  vi. payment by wire transfer to the Disbursement Account (as hereinafter defined) of the sum of $1,000,000; and

                  viii this escrow letter agreement, together with nine manually executed undated original signature pages of SFCP hereto.

         g. Deliveries by Hurvis Trust (the "Hurvis Trust Deliveries"):

                  i. the EPPF Sale Agreement, together with six manually executed undated signature pages of Hurvis Trust to the EPPF Sale Agreement;

                  ii. the ECC Sale Agreement, together with six manually executed undated signature pages of Hurvis Trust to the ECC Sale Agreement;

                  iii. the Stock Trading Agreement referred to in the ECC Sale Agreement, together with six manually executed undated original signature pages of Hurvis Trust thereto;

                  iv. the Joinder to Investor Rights Agreement referred to in the ECC Sale Agreement, together with ten manually executed undated original signature pages of Hurvis Trust thereto;

                  v.       payment by wire transfer to the Disbursement Account
                          (as hereinafter defined) of the sum of $125,000; and

                  vi this escrow letter agreement, together with nine manually executed undated original signature pages of Hurvis Trust hereto.

         h. Deliveries by Asplund (the "Asplund Deliveries"):

                  i. the Duke Sale Agreement, together with six manually executed undated signature pages of Asplund to the Duke Sale Agreement;

                  ii. the ECC Sale Agreement, together with six manually executed undated signature pages of Asplund to the ECC Sale Agreement;

                  iii. the Stock Trading Agreement referred to in the ECC Sale Agreement, together with six manually executed undated original signature pages of Asplund thereto;

                  iv. the Joinder to Investor Rights Agreement referred to in the ECC Sale Agreement, together with ten manually executed undated original signature pages of Asplund thereto;

                  v. payment by wire transfer to the Disbursement Account (as hereinafter defined) of the sum of $125,000; and

                  vi this escrow letter agreement, together with nine manually executed undated original signature pages of Asplund hereto.

2. The Duke Deliveries, EPPF Deliveries, Cinergy Deliveries, Kiphart Deliveries, SFCP Deliveries, Hurvis Trust Deliveries and Asplund Deliveries are herein referred to collectively as the "Closing Deliveries". The funds to be transferred by Cinergy, Kiphart, SFCP, Hurvis Trust and Asplund are herein referred to collectively as the "Closing Funds". The originals of each party's Closing Deliveries, other than Closing Funds, shall be delivered to the Escrow Agent at the following address by 12:00 noon on Friday, June 27 2003 to be held and delivered pursuant to this Agreement:

                    Andrew H. Connor, Esq.
                    Schwartz, Cooper, Greenberger & Krauss, Chartered 180 North LaSalle Street
                    27th Floor
                    Chicago, Illinois 60601

         (For the convenience of the parties hereto, Mr. Connor's telephone number is 312-845-5118 and his facsimile number is 312-782-8416.)

3. The undersigned each acknowledge that an account (the "Disbursement Account") has been established by the Escrow Agent with LaSalle Bank N.A. for the purpose of receiving the Closing Funds and, subject to the terms hereof, disbursing those funds as provided herein. The Closing Funds of each of Cinergy, Kiphart, SFCP, Hurvis Trust and Asplund shall be sent to the Disbursement Account at the following:

                  LaSalle Bank N.A., Chicago, Illinois
                  ABA # 071000505
                  For Credit to: 2090067
                  For Further Credit to: 62-9253-90-7
                  SCGK Escrow Disbursement
                  Attn: Stacy M Coleman x42936

         All Closing Funds are to be transferred by wire transfer to the Disbursement Account at LaSalle Bank by not later than 10:00 a.m. (Chicago time) on June 27, 2003. Funds held in the Disbursement Account will not be invested and will not accrue or earn interest.

4. On Friday, June 27, 2003, by 12:00 noon (Chicago time), the Escrow Agent shall inform each of the other parties hereto as to whether all Closing Deliveries and all Closing Funds have been received. If all Closing Deliveries and all Closing Funds have been received, the Escrow Agent shall additionally request that each other party hereto confirm to the Escrow Agent that such party authorizes the Escrow Agent to proceed with closing under the Sale Agreements to which such party is a party. Each such other party agrees that if it shall be obligated to close under the Sales Agreements to which it is a party, it shall authorize the Escrow Agent to proceed with closing on such party's behalf in accordance herewith. If the Escrow Agent receives authorization from each of the other parties hereto to proceed with closing at any time prior to 5:00 p.m. (Chicago time) on July 2, 2003, then the Escrow Agent shall promptly take the following actions:

         a. direct LaSalle Bank N.A. to disburse the funds held in the Disbursement Account as follows:





                    $1,610,000 shall be disbursed to Duke by wire transfer to:

                                    Duke Capital Partners, LLC
                                    JP Morgan Chase Bank
                                    ABA No. 021000021
                                    Acct. No. 323198570

                    $1,610,000 shall be disbursed to EPPF by wire transfer to:

                                    EP Power Finance, LLC
                                    Mellon Bank
                                    ABA No. 043000261
                                    Acct. No. 078-3121

                    $1,380,000 shall be disbursed to ECC by wire transfer to:

                                    Electric City Corp
                                    American Chartered Bank
                                    ABA No. 071925046
                                    Acct. No. 1137017

                           $400,000 shall be disbursed to Delano Group
                           Securities, LLC in payment of all placement agent fees owing in respect of the Sale Agreement to Delano Group Securities by Duke, EPPF and ECC, respectively, by wire transfer to:

                                    Delano Group Securities, LLC
                                    Northern Trust Bank
                                    ABA No. 071000152
                                    Acct. No. 1329677

         b. cause to be delivered by messenger as soon as possible to LaSalle Bank N.A. as ECC transfer agent, the certificates for ECC common stock received as part of the Duke Deliveries and the EPPF Deliveries along with the original letter of ECC referred to in clause 1.c.ii above directing that LaSalle issue new common stock certificates as follows:

                  A. certificate for 9,025 shares to Cinergy;

                  B. certificate for 7,897 shares to Kiphart;

                  C. certificate for 4,512 shares to SFCP;

                  D. certificate for 564 shares to Hurvis Trust; and

                  E. certificate for 564 shares to Asplund.

         c. cause sufficient copies of the Duke Sale Agreement to be made for each party thereto to have an original and affix to each counterpart original an original signature of each party thereto and cause such counterpart originals to be distributed to the parties by reputable courier for delivery within two business days thereafter;

         d. cause sufficient copies of the EPPF Sale Agreement to be made for each party thereto to have an original and affix to each counterpart original an original signature of each party thereto and cause such counterpart originals to be distributed to the parties by reputable courier for delivery within two business days thereafter;

         e. cause sufficient copies of the ECC Sale Agreement to be made for each party thereto to have an original and affix to each counterpart original an original signature of each party thereto and cause such counterpart originals to be distributed to the parties by reputable courier for delivery within two business days thereafter;

         f. cause sufficient copies of the Stock Trading Agreement referred to in the ECC Sale Agreement to be made for each party thereto to have an original and affix to each counterpart original an original signature of each party thereto and cause such counterpart originals to be distributed to the parties by reputable courier for delivery within two business days thereafter;

         g. cause sufficient copies of the Joinder to Investor Rights Agreement referred to in the ECC Sale Agreement to be made for each party thereto to have an original and affix to each counterpart original an original signature of each party thereto and cause such counterpart originals to be distributed to the parties by reputable courier for delivery within two business days thereafter;

         h. by reputable courier for delivery within two business days, transmit to ECC the certificates for ECC Series A Convertible Preferred Stock and the warrants to purchase shares of common stock received as part of the Duke Deliveries and the EPPF Deliveries

         i. by reputable courier for delivery within two business days, transmit to Cinergy the following:

                  i the preferred stock certificate in favor of Cinergy referred to in clause 1.c.iii above for 60,000 shares of ECC's Series D Convertible Preferred Stock;

                  ii. the preferred stock certificate in favor of Cinergy referred to in clause 1.c.iv above for 377,390 shares of ECC's Series A Convertible Preferred Stock;

                  iii the preferred stock warrant certificate in favor of Cinergy referred to in clause 1.c.v above for warrants to purchase up to 15,000 shares of ECC's Series D Convertible Preferred Stock; and

                  iv. the common stock warrant certificate in favor of Cinergy referred to in clause 1.c.vi above for warrants to purchase up to 684,375 shares of ECC's common stock.

         j. by reputable courier for delivery within two business days, transmit to Kiphart the following:

                  i the preferred stock certificate in favor of Kiphart referred to in clause 1.c.iii above for 52,500 shares of ECC's Series D Convertible Preferred Stock;

                  ii. the preferred stock certificate in favor of Kiphart referred to in clause 1.c.iv above for 330,216 shares of ECC's Series A Convertible Preferred Stock;

                  iii the preferred stock warrant certificate in favor of Kiphart referred to in clause 1.c.v above for warrants to purchase up to 13,125 shares of ECC's Series D Convertible Preferred Stock; and

                  iv. the common stock warrant certificate in favor of Kiphart referred to in clause 1.c.vi above for warrants to purchase up to 598,829 shares of ECC's common stock.

         k. by reputable courier for delivery within two business days, transmit to SFCP the following:

                  i the preferred stock certificate in favor of SFCP referred to in clause 1.c.iii above for 30,000 shares of ECC's Series D Convertible Preferred Stock;

                  ii. the preferred stock certificate in favor of SFCP referred to in clause 1.c.iv above for 188,696 shares of ECC's Series A Convertible Preferred Stock;

                  iii the preferred stock warrant certificate in favor of SFCP referred to in clause 1.c.v above for warrants to purchase up to 7,500 shares of ECC's Series D Convertible Preferred Stock; and

                  iv. the common stock warrant certificate in favor of SFCP referred to in clause 1.c.vi above for warrants to purchase up to 342,188 shares of ECC's common stock.

         l. by reputable courier for delivery within two business days, transmit to Hurvis Trust the following:

                  i the preferred stock certificate in favor of Hurvis Trust referred to in clause 1.c.iii above for 3,750 shares of ECC's Series D Convertible Preferred Stock;

                  ii. the preferred stock certificate in favor of Hurvis Trust referred to in clause 1.c.iv above for 23,586 shares of ECC's Series A Convertible Preferred Stock;

                  iii the preferred stock warrant certificate in favor of Hurvis Trust referred to in clause 1.c.v above for warrants to purchase up to 938 shares of ECC's Series D Convertible Preferred Stock; and

                  iv. the common stock warrant certificate in favor of Hurvis Trust referred to in clause 1.c.vi above for warrants to purchase up to 42,773 shares of ECC's common stock.

         m. by reputable courier for delivery within two business days, transmit to Asplund the following:

                  i the preferred stock certificate in favor of Asplund referred to in clause 1.c.iii above for 3,750 shares of ECC's Series D Convertible Preferred Stock;

                  ii. the preferred stock certificate in favor of Asplund referred to in clause 1.c.iv above for 23,586 shares of ECC's Series A Convertible Preferred Stock;

                  iii the preferred stock warrant certificate in favor of Asplund referred to in clause 1.c.v above for warrants to purchase up to 937 shares of ECC's Series D Convertible Preferred Stock; and

                  iv. the common stock warrant certificate in favor of Asplund referred to in clause 1.c.vi above for warrants to purchase up to 42,773 shares of ECC's common stock; and

         n. cause sufficient copies of this Agreement to be made for each party hereto to have an original and affix to each counterpart original an original signature of each party hereto and cause such counterpart originals to be distributed to the parties by reputable courier for delivery within two business days thereafter

5. The undersigned severally acknowledge that it is their desire and intention to close the transactions contemplated by the various Sale Agreements on June 27, 2003. Notwithstanding the foregoing, if the Escrow Agent has not received authorization from each other party hereto to proceed with closing by 5:00 p.m. (Chicago time) on July 2, 2003, the Escrow Agent shall

         a. direct LaSalle Bank N.A. to return to each of Cinergy, Kiphart, SFCP, Hurvis Trust and Asplund, without interest, that portion of the Closing Funds which each of them transferred to the Disbursement Account; and

         b. return to each of the parties hereto the other Closing Deliveries which such party has transmitted to the Escrow Agent prior to such date.

         Upon taking such actions, the Escrow Agent shall so notify the parties hereto and thereupon this Agreement shall terminate and the Escrow Agent shall have no further responsibilities hereunder, other than to take any action which LaSalle Bank N.A. may reasonably require in connection with carrying out the actions described in clause 3.a above.

6. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by email (with receipt confirmed), (c) telecopier (with receipt confirmed), or (d) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth on Schedule I hereto.

7. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement is sought.

8. This Agreement may be executed in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement or any agreement constituting a Closing Delivery hereunder shall be effective as an original executed counterpart hereof or thereof and shall be deemed a representation that an original executed counterpart hereof or thereof will be delivered and the Escrow Agent may act hereunder in reliance thereon.

9. The Escrow Agent shall not have any duties or responsibilities, except those expressly set forth herein. The Escrow Agent shall not have, nor shall he be deemed to have, any fiduciary relationship with or duty to any other party hereto, and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist against the Escrow Agent. Notwithstanding any provision to the contrary in this Agreement, the Escrow Agent shall not be liable for any action taken or omitted to be taken by him under this Agreement, unless caused by the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall not be personally liable with respect to any action taken or omitted to be taken by him in good faith reliance on any provision of this Agreement. The Escrow Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, or email message, statement, order or other document or conversation believed by the Escrow Agent to be genuine and correct and to have been signed, sent or made by the proper person or persons.

     If, with respect to a proposed action to be taken by it, the Escrow Agent shall determine in good faith that the provisions of this Agreement relating to the functions or responsibilities of the Escrow Agent are or may be ambiguous or inconsistent, the Escrow Agent shall notify the other parties, identifying the proposed action and the provisions that the Escrow Agent considers are or may be ambiguous or inconsistent, and may decline to perform such function or responsibility unless he has received the written confirmation of each other party that he or it concurs in the circumstances that the action proposed to be taken by the Escrow Agent is consistent with the terms of this Agreement or is otherwise appropriate. The Escrow Agent shall be fully protected in acting or refraining from acting upon the confirmation of the other parties in this respect, and such confirmation shall be binding upon the Escrow Agent and the other parties hereto.

10. ECC agrees to pay the reasonable costs and expenses of the Escrow Agent hereunder, including all charges of LaSalle Bank N.A. in connection with the Disbursement Account. No provision of this Agreement shall require the Escrow Agent to expend or risk his own funds or otherwise incur any financial liability in the performance of any of his duties hereunder or in the exercise of any of its rights, authority, or powers, if he shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to the Escrow Agent. 11. ECC agrees to indemnify, defend and hold harmless the Escrow Agent from and against any and all claims, losses, liabilities, penalties, obligations, actions, judgments, suits, damages (including foreseeable and unforeseeable consequential and punitive damages), costs, expenses and disbursements of any kind or nature whatsoever which may at any time (including, without limitation, at any time following the termination of this Agreement) be imposed on, incurred by or asserted against the
     Escrow Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided that ECC shall not be required to so indemnify the Escrow Agent for any and all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements incurred by reason of the gross negligence or willful misconduct of the Escrow Agent. This provision shall survive any termination of this Agreement.


[BALANCE OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW.]





         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            DUKE CAPITAL PARTNERS, LLC


                                            By:/s/Dennis Magna
                                            Name: Dennis Magna
                                            Title:  Managing Director


                                            EP POWER FINANCE, L.L.C.


                                            By:  /s/Robert W. Baker
                                            Name: Robert W. Baker
                                            Title: President


                                            ELECTRIC CITY CORP.


                                            By:  /s/John P. Mitola
                                            Name:  John P. Mitola
                                            Title: Chief Executive Officer

                                            CINERGY VENTURES II, LLC


                                            By: /s/R. Foster Duncan
                                            Name:  R. Foster Duncan
                                            Title: President


                                            /s/ Richard P. Kiphart
                                            Richard P. Kiphart



                                            SF CAPITAL PARTNERS LTD.


                                            By:  /s/Brian H. Davidson
                                            Name:  Brian H. Davidson
                                            Title:  Authorized Signatory






                                            JOHN THOMAS HURVIS REVOCABLE TRUST


                                            By:  /s/John Thomas Hurvis
                                            Name: John Thomas Hurvis
                                            Title:  Trustee


                                            /s/David R. Asplund
                                            David R. Asplund



AGREED AND ACCEPTED BY THE ESCROW AGENT THIS 27th DAY OF JUNE, 2003

SCHWARTZ, COOPER, GREENBERGER & KRAUSS, CHARTERED


By:  /s/Andrew H. Conner
Name:  Andrew H. Connor, Esq.
Title: Principal






                                   SCHEDULE I

                              ADDRESSES FOR NOTICES


Duke Capital Partners, LLC
128 South Tryon Street, Suite 1100
Charlotte, NC 28202
Attn: Dennis Magna
dmagna@duke-energy.com
Telephone:  704
Facsimile:  704-373-4242


EP Power Finance, L.L.C.
1001 Louisiana St.
Houston, TX 77002
Attn: Anthony Ashley
Anthony.Ashley@ElPaso.com
-------------------------
Telephone: 713-420-2528
Facsimile:  713-420-5553


Electric City Corp.
1280 Landmeier Road
Elk Grove Village, IL  60007
Attn: Jeff Mistarz
jmistarz@elccorp.com
Telephone:  847-437-1666
Facsimile:  847-437-4969


Cinergy Ventures, LLC 139 East 4th Street 26th Floor Atrium II EA610 Cincinnati, OH 45202 Attn: Kevin Kushman Kevin.kushman@cinergy.com Telephone: 513-287-1245
Facsimile: 513-287-4090


Richard P. Kiphart
c/o William Blair & Co.
222 W. Adams Street
Chicago, IL  60606
Telephone: 312-364-8420
Facsimile:  312-236-1655
rpk@wmblair.com
---------------


SF Capital Partners, Ltd.
C/o Stark Asset Management, LLC
3600 South Lake Drive
St. Francis, WI  53235
Telephone: 414-294-7016
Facsimile:  414-294-4416
Attn:  Brian Davidson
bdavidson@starkinvestments.com
------------------------------


David R. Asplund
c/o Delano Group Securities, LLC
141 W. Jackson Blvd, Suite 2176
Chicago, IL  60604
Telephone: 312-583-1950
Facsimile:  312-583-1949
dasplund@delanosecurities.com


John Thomas Hurvis Revocable Trust Dated March 8, 2002
John Thomas Hurvis Trustee
C/o Old World Industries
4065 Commercial Avenue
Northbrook, IL  60062
Telephone: 847-559-2000
Facsimile:  847-559-2100
Attn:  Tom Hurvis